EXHIBIT 10.44
                                                                   -------------

THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO NESTOR, INC., THAT SUCH REGISTRATION IS NOT REQUIRED.


                                CONVERTIBLE NOTE

     FOR VALUE RECEIVED, NESTOR, INC., a Delaware corporation (hereinafter called the "Borrower"), hereby promises to pay to LAURUS MASTER FUND, LTD., c/o Ironshore Corporate Services Ltd., P.O. Box 1234 G.T., Queensgate House, South Church Street, Grand Cayman, Cayman Islands, Fax: 345-949-9877 (the "Holder") or its registered assigns or successors in interest, on order, without demand, the sum of Six Million Dollars ($6,000,000), together with any accrued and unpaid interest and fees on May 16, 2008 (the "Maturity Date"). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in that certain Securities Purchase Agreement dated as of the date hereof between the Borrower and the Holder (the "Purchase Agreement").

The following terms shall apply to this Note:


                                    ARTICLE I
                             INTEREST & AMORTIZATION

     1.1 (a) INTEREST RATE. Interest payable on this Note shall accrue at the "base rate" or "prime rate" published in the WALL STREET JOURNAL from time to time, plus four percent (4.00%) (such sum, the "Contract Rate") commencing on June 1, 2005 and be payable in arrears on the first day of each consecutive calendar month thereafter, and on the Maturity Date, accelerated or otherwise, due and payable as described below. The Contract Rate shall be increased or decreased as the case may be for each increase or decrease in the Prime Rate in an amount equal to such increase or decrease in the Prime Rate; each change to be effective as of the day of the change. Except pursuant to Section 1.1(b), the Contract Rate shall not at any time be less than six percent (6.00%). Interest shall be calculated on the basis of a 360 day year, provided however, that if the closing price of the Common Stock shall exceed $5.82 for a period of no less than five (5) consecutive trading days in a given calendar month, the Contract Rate shall be reduced to the "base rate" or "prime rate" published in the Wall Street Journal from time to time, plus two percent (2.00%) for such calendar month.

     (b) CONTRACT RATE ADJUSTMENTS AND PAYMENTS. The Contract Rate shall be calculated on the last business day of each calendar month hereafter (other than for increases or decreases in the Prime Rate which shall be calculated and become effective in accordance with the terms of Section 1.1(a)) until the Maturity Date (each a "Determination Date") and shall be subject to adjustment as set forth herein. If (i) the Borrower shall have registered the shares of the Common Stock underlying the conversion of this Note and each Warrant on a registration statement declared effective by the Securities and Exchange Commission (the "SEC"), and (ii) the market price (the "Market Price") of the Common Stock as reported by Bloomberg, L.P. on the Principal Market for the five
(5) trading days immediately preceding a Determination Date exceeds the then applicable Fixed Conversion Price by at least twenty-five percent (25%), the Contract Rate for the succeeding calendar month shall automatically be reduced by 200 basis points (200 b.p.) (2%) for each incremental twenty-five percent (25%) increase in the Market Price of the Common Stock above the then applicable Fixed Conversion Price. Notwithstanding the immediately foregoing, the Contract Rate shall not be less than 0.0%.

     1.2 PRINCIPAL. The Borrower shall make repayments of principal on the Note as follows:

---------------- ----------------------  ---------------- ----------------------
      Date          Principal Payment          Date           Principal Payment
---------------- ----------------------  ---------------- ----------------------
   9/1/2005             181,818              2/1/2007             181,818
   10/1/2005            181,818              3/1/2007             181,818
   11/1/2005            181,818              4/1/2007             181,818
   12/1/2005            181,818              5/1/2007             181,818
   1/1/2006             181,818              6/1/2007             181,818
   2/1/2006             181,818              7/1/2007             181,818
   3/1/2006             181,818              8/1/2007             181,818
   4/1/2006             181,818              9/1/2007             181,818
   5/1/2006             181,818              10/1/2007            181,818
   6/1/2006             181,818              11/1/2007            181,818
   7/1/2006             181,818              12/1/2007            181,818
   8/1/2006             181,818              1/1/2008             181,818
   9/1/2006             181,818              2/1/2008             181,818
   10/1/2006            181,818              3/1/2008             181,818
   11/1/2006            181,818              4/1/2008             181,818
   12/1/2006            181,818              5/1/2008             181,818
   1/1/2007             181,818
---------------- ----------------------  ---------------- ----------------------

                                   ARTICLE II

                            BORROWER PAYMENT OPTIONS


     2.1 MONTHLY PAYMENTS IN CASH OR COMMON STOCK. The Borrower shall make monthly payments of (i) accrued and unpaid interest on the aggregate principal of the Note (plus any payments due and owing under the Purchase Agreement and the Note not previously paid) and (ii) payments of principal according to the schedule set forth in Section 1.2 hereof (collectively, the "Monthly Amount") beginning on September 1, 2005 and on the first day of each consecutive calendar month thereafter (each a "Repayment Date"). Subject to the terms hereof, the Borrower has the sole option to determine whether to satisfy payment of the Monthly Amount in full on each Repayment Date either in cash or in shares of Common Stock, or a combination of both. The Borrower shall deliver to the Holder a written irrevocable notice in the form of Exhibit B attached hereto electing to pay such Monthly Amount in full on such Repayment Date in either cash or Common Stock, or a combination of both ("Repayment Election Notice"). Such Repayment Election Notice shall be delivered to the Holder at least ten (10) days prior to the applicable Repayment Date (the date of such notice being hereinafter referred to as the "Notice Date"). If such Repayment Election Notice is not delivered within the prescribed period set forth in the preceding sentence, then the repayment shall be made in cash. If the Borrower elects or is required to repay all or a portion of the Monthly Amount in cash on a Repayment Date, then, with respect to the portion of the Monthly Amount to be paid in cash, on such Repayment Date the Borrower shall pay to the Holder an amount equal to (x) 103% of the principal portion of the Monthly Amount plus (y) any accrued and unpaid interest in satisfaction of such obligation. If the Borrower repays all or a portion of the Monthly Amount in shares of Common Stock, the number of such shares to be issued for such Repayment Date shall be the number determined by dividing (x) the portion of the Monthly Amount to be paid in shares of Common Stock, by (y) 5.82 (the "Fixed Conversion Price").

     2.2 No EFFECTIVE REGISTRATION. Notwithstanding anything to the contrary herein, the Borrower shall be prohibited from exercising its right to repay the Monthly Amount in shares of Common Stock (and must deliver cash in respect thereof) on the applicable Repayment Date if at any time from the Notice Date until the time at which the Holder receives such shares there fails to exist an effective registration statement or an Event of Default hereunder exists or occurs, unless otherwise waived in writing by the Holder in whole or in part at the Holder's option.

     2.3 COMMON STOCK PAYMENT RESTRICTIONS. Notwithstanding anything to the contrary herein, for the avoidance of doubt, (a) if the volume weighted average price of the Common Stock as reported by Bloomberg, L.P. on the Principal Market for each of the 10 trading days preceding a Repayment Date was greater than 120% of the Fixed Conversion Price, the Borrower may elect to pay all or a portion of the Monthly Amount in shares of Common Stock; (b) if the volume weighted average price of the Common Stock as reported by Bloomberg, L.P. on the Principal Market for any of the 10 trading days preceding a Repayment Date was less than 120% of the Fixed Conversion Price, and the Borrower has elected to pay all or a portion of the Monthly Amount in shares of Common Stock, then, instead of the Borrower delivering the required number of shares of Common Stock on the Repayment Date, the Holder and the Borrower may mutually agree to convert an amount equal to what the Borrower elected to pay in shares of Common Stock at a conversion price equal to 87% of the volume weighted average price of the three (3) lowest days during the twenty (20) trading days immediately preceding the Repayment Date. Any part of the Monthly Amount not converted into shares of Common Stock by the following Repayment Date shall be paid by the Borrower in cash on such following Repayment Date. Any such cash payments not made on or before such repayment Date shall be added to the next succeeding Monthly Amount. At any time during the relevant month or mutual agreement per above is not attained, the Borrower shall pay the Monthly Amount, or the unconverted part thereof, in cash and the conversion price set forth in this Section 2.3 shall no longer be applicable.

     2.4 OPTIONAL PREPAYMENTS IN COMMON STOCK. In the event that the Common Stock trades on the Principal Market at a volume weighted average price greater than 120% of the Fixed Conversion Price for a period of at least ten (10) consecutive trading days, then the Borrower may, at its sole option, provide the Holder written notice ("Call Notice") requiring the conversion at the Fixed Conversion Price of all or a portion of the Note held by the Holder (subject to the limitation provided for in Section 3.3) as of the date set forth in such Call Notice (the "Call Date"). The Call Date shall be at least twenty (20)
trading days following the date of the Call Notice, provided a registration statement covering resales of that number of Conversion Shares provided for in the Call Notice has been declared effective and is available for use. The number of Conversion Shares to be issued in connection with any such conversion pursuant to a particular Call Notice pursuant to this Section 3.9 shall not exceed 25% of the aggregate dollar trading volume of the Common Stock for the twenty (20) trading days immediately preceding the Call Date. If the price of the Common Stock falls below 120% of the Conversion Price during the twenty (20) trading day period preceding the Call Date, then the Holder will no longer be required to convert the Note pursuant to such Call Notice. The Borrower shall not be permitted to give the Holder more than one notice during any 20-day period.

     2.5 The Borrower may prepay this Note ("Optional Redemption") by paying to the Holder a sum of money equal to one hundred fifteen percent (115%) of the Principal Amount outstanding at such time together with accrued but unpaid interest thereon and any and all other sums due, accrued or payable to the Holder arising under this Note, the Purchase Agreement or any other Related Agreement (the "Redemption Amount") outstanding on the Redemption Payment Date (as defined below). The Borrower shall deliver to the Holder a written notice of redemption (the "Notice of Redemption") specifying the date for such Optional Redemption (the "Redemption Payment Date"), which date shall be not earlier than seven (7) days after the date of the Notice of Redemption (the "Redemption Period"). A Notice of Redemption shall not be effective with respect to any portion of this Note for which the Holder has previously delivered a Notice of Conversion (as hereinafter defined) or for conversions elected to be made by the Holder pursuant to Section 3.3 during the Redemption Period. The Redemption Amount shall be determined as if the Holder's conversion elections had been completed immediately prior to the date of the Notice of Redemption. On the Redemption Payment Date, the Redemption Amount must be paid in good funds to the Holder. In the event the Borrower fails to pay the Redemption Amount on the Redemption Payment Date as set forth herein, then such Redemption Notice will be null and void A Notice of Redemption may be given by the Borrower, provided no Event of Default, as described in the Note, shall have occurred or be continuing.

     2.6 Upon a Change of Control (as defined below) occurring with respect to the Borrower, unless Holder shall have expressly consented to such Change of Control in writing, Borrower shall prepay this Note in accordance with Section
2.5. A "Change of Control" shall mean any event or circumstance as a result of which (i) any "Person" or "group" (as such terms are defined in Sections 13(d) and 14(d) of the Exchange Act, as in effect on the date hereof), other than the Holder, is or becomes the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of 35% or more on a fully diluted basis of the then outstanding voting equity interest of the Borrower (other than a "Person" or "group" that beneficially owns 35% or more of such outstanding voting equity interests of the Borrower on the date hereof),
(ii) the Board of Directors of the Borrower shall cease to consist of a majority of the Borrower's board of directors on the date hereof (or directors nominated or elected by (x) a majority of the board of directors in effect immediately prior to such nomination or election (y) a "Person" or "group" that beneficially owns 35% or more of such outstanding voting equity interests of the Borrower on the date hereof) or (iii) the Borrower or any of its Subsidiaries merges or consolidates with, or sells all or substantially all of its assets to, any other person or entity.

                                   ARTICLE III

                                CONVERSION RIGHTS

     3.1. HOLDER'S CONVERSION RIGHTS. If the closing price of the Common Stock is greater than the Fixed Conversion Price, and the registration statement required by Section 10 of the Purchase Agreement has been declared effective by the Securities Exchange Commission, the Holder shall have the right, but not the obligation to convert the principal portion of this Note and/or interest due and payable into fully paid and nonassessable shares of common stock of the Borrower as such stock exists on the date of issuance of this Note.

     3.2 CONVERSION MECHANICS. (a) The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing that portion of the principal and interest and fees of the Note to be converted, if any, by the Fixed Conversion Price as of the Conversion Date. In the event of any conversions of outstanding principal amount under this Note in part pursuant to this Article III, such conversions shall be deemed to constitute conversions of outstanding principal amount applying to Monthly Amounts for the Repayment Dates in chronological order.

     By way of example, if the original principal amount of this Note is $6,000,000 and the Holder converted $400,000 of such original principal amount prior to the first Repayment Date, then (1) the principal amount of the Monthly Amount due on the first Repayment Date would equal $0, (2) the principal amount of the Monthly Amount due on the second Repayment Date would equal $0 and (3) the principal amount of the Monthly Amount due on the third Repayment Date would be $145,454. The Borrower shall deliver a Notice of Conversion as described in
Section 9 of the Securities Purchase Agreement entered into between the Borrower and the Holder relating to this Note (the "Purchase Agreement") of the Holder's written request for conversion (the date of giving such notice of conversion being a "Conversion Date").

     (b) The Fixed Conversion Price and number and kind of shares or other securities to be issued upon conversion is subject to adjustment from time to time upon the occurrence of certain events, as follows:


     (A) RECLASSIFICATION. If the Borrower at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes, this Note, as to the unpaid Principal Amount and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock (i) immediately prior to or (ii) immediately after, such reclassification or other change at the sole election of the Holder; provided however, that in the event of an election pursuant to (i), Holder shall convert the balance of the Note within 15 days of such reclassification.


     (B) STOCK SPLITS, COMBINATIONS AND DIVIDENDS. If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock or any preferred stock issued by the Borrower in shares of Common Stock, the Fixed Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

     (C) SHARE ISSUANCES. Subject to the provisions of this Section 3.2, if the Borrower shall at any time prior to the conversion or repayment in full of the Principal Amount issue any shares of Common Stock or securities convertible into Common Stock to a Person other than the Holder (except (i) pursuant to Sections 3.2(b) (A) or (B) above; (ii) pursuant to options, warrants, or other obligations to issue shares outstanding on the date hereof as disclosed to the Holder in writing; or (iii) pursuant to options that may be issued under any employee incentive stock option and/or any qualified stock option plan adopted by the Borrower) for a consideration per share (the "Offer Price") less than the Fixed Conversion Price in effect at the time of such issuance, then the Fixed Conversion Price shall be immediately reset pursuant to the formula below. For purposes hereof, the issuance of any security of the Borrower convertible into or exercisable or exchangeable for Common Stock shall result in an adjustment to the Fixed Conversion Price upon the issuance of such securities.

     If the Borrower issues any additional shares of Common Stock for a consideration per share less than the then-applicable Fixed Conversion Price pursuant to this Section 3.2 then, and thereafter successively upon each such issue, the Fixed Conversion Price shall be adjusted by multiplying the then applicable Fixed Conversion Price by the following fraction:

        A + B
        --------------------------------------
        (A + B) + [((C - D) x B) / C]

               A = Total amount of shares convertible pursuant to this Note B = Actual shares sold in the offering
               C = Fixed Conversion Price
               D = Offer Price

     (D)  COMPUTATION  OF   CONSIDERATION.   For  purposes  of  any  computation
respecting   consideration  received  pursuant  to  Section  3.2(c)  above,  the following shall apply:

                    (i) in the case of the  issuance  of shares of Common  Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Borrower for any underwriting of the issue or otherwise in connection therewith;

                    (ii) in the case of the  issuance of shares of Common  Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors of the Borrower (irrespective of the accounting treatment thereof); and

                    (iii) upon any such  exercise,  the aggregate  consideration received for such securities shall be deemed to be the consideration received by the Borrower for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Borrower upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in subsections (ii) and (iii) of this
               Section 3.2(d).


     3.3 ISSUANCE OF NEW NOTE. This Note may be converted by the Borrower or Holder in whole or in part as described herein and Section 9 of the Purchase Agreement. Upon partial conversion of this Note, a new Note containing the same date and provisions of this Note shall, at the request of the Holder and upon the cancellation of this Note, be issued by the Borrower to the Holder for the principal balance of this Note and interest which shall not have been converted or paid. The Borrower will pay no costs, fees or any other consideration to the Holder for the production and issuance of a new Note.

                                   ARTICLE IV

                                EVENTS OF DEFAULT

     If an Event of Default occurs and is continuing, the Borrower's rights under Article II shall immediately cease and be of no further effect until such time as the Event of Default has been cured or waived by the Holder. Upon the occurrence and continuance of an Event of Default beyond any applicable grace period, the Holder may make all sums of principal, interest and other fees then remaining unpaid hereon and all other amounts payable hereunder due and payable within five (5) days of written notice from Holder to Borrower (each period being a "Default Notice Period") of an Event of Default (as defined below). In the event of such an acceleration, the amount due and owing to the Holder shall be 130% of the outstanding principal amount of the Note (plus accrued and unpaid interest and fees, if any) (the "Acceleration Rate") until such Event of Default shall have been cured or waived in writing by the Holder, if applicable. If during the Default Notice Period, Borrower cures the Event of Default (other than a payment default described in section 4.1 below), the Event of Default will no longer exist and any rights Holder had pertaining to or arising from the Event of Default will no longer exist.

     If after the Default Notice Period the Borrower has not repaid in full amount then due hereunder, then, and only then, the conversion price hereunder shall be reduced and shall be equal to the lower of (i) the Fixed Conversion Price; or (ii) seventy percent (70%) of the average of the three lowest closing prices for the Common Stock on the Principal Market, for the thirty (30) trading days prior to but not including the Conversion Date until such Event of Default shall have been cured or waived in writing by the Holder. The "Principal Market" shall include the NASD OTC Bulletin Board, NASDAQ SmallCap Market, NASDAQ National Market System, American Stock Exchange, or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock, or any securities exchange or other securities market on which the Common Stock is then being listed or traded.

     The occurrence of any of the following events is an Event of Default ("Event of Default"):

     4.1 FAILURE TO PAY PRINCIPAL, INTEREST OR OTHER FEES. The Borrower fails to pay any installment of principal, interest or other fees hereon or on any other promissory note issued pursuant to the Purchase Agreement and this Note, when due and such failure continues for a period of fourteen (14) business days after the due date.

     4.2 BREACH OF COVENANT. The Borrower breaches any material covenant or other term or condition of this Note or the Purchase Agreement (other than Section 12.7 of the Purchase Agreement) in any material respect and such breach, if subject to cure, continues for a period of twenty (20) days after written notice to the Borrower from the Holder.

     4.3 BREACH OF REPRESENTATIONS AND WARRANTIES. Any material representation or warranty of the Borrower made herein, in the Purchase Agreement, or in any agreement, statement or certificate given in writing pursuant hereto or in connection therewith shall be false or misleading and shall not be cured for a period of twenty (20) business days after written notice thereof is received by the Borrower from the Holder.

     4.4 BANKRUPTCY, RECEIVER OR TRUSTEE. Pledgor shall (i) apply for, consent to, or suffer to exist the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or other fiduciary of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) acquiesce to, or fail to have dismissed, within ninety (90) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (vii) take any action for the purpose of effecting any of the foregoing..

     4.5 JUDGMENTS. Any money judgment, writ or similar final process shall be entered or filed against the Borrower or any of its property or other assets for more than $500,000, and shall remain unvacated, unbonded or unstayed for a period of ninety (90) days.

     4.6 An Event of Default, as defined in any Related Agreement, shall occur and be continuing beyond any applicable grace period.

     4.7 STOP TRADE. An SEC stop trade order or Principal Market trading suspension of the Common Stock for 5 consecutive days or 5 days during a period of 10 consecutive days, excluding in all cases a suspension of all trading on a Principal Market, provided that the Borrower shall not have been able to cure such trading suspension within 30 days of the notice thereof or list or trade the Common Stock on another Principal Market within 60 days of such notice.

     4.8 FAILURE TO DELIVER COMMON STOCK OR REPLACEMENT NOTE. The Borrower's failure to timely deliver Common Stock to the Holder pursuant to and in the form required by this Note and Section 9 of the Purchase Agreement, or if required a replacement Note when due and such failure continues for a period of seven (7) business days after the due date.

     4.9 The Borrower or NTSI breaches the covenant contained in Section 12.7 of the Purchase Agreement) in any material respect.

                           DEFAULT RELATED PROVISIONS

     4.10 PAYMENT GRACE PERIOD. The Borrower shall have a three (3) business day grace period to pay any monetary amounts due under this Note or the Purchase Agreement, after which grace period a default interest rate of five percent (5%) per annum above the then applicable interest rate hereunder shall apply to the monetary amounts due.

     4.11 CONVERSION PRIVILEGES. The conversion privileges set forth in Article III shall remain in full force and effect immediately from the date hereof and until the Note is paid in full.





                                    ARTICLE V

                                  MISCELLANEOUS

     5.1 FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

     5.2 NOTICES. Any notice herein required or permitted to be given shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party notified, (b) when sent by telephonically confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Borrower at the address as set forth on the signature page to the Purchase Agreement executed in connection herewith, with a copy to Benjamin M. Alexander, Esq., Nestor, Inc., 400 Massasoit Avenue, Suite 200, East Providence 02914 , and to the Holder at the address set forth on the signature page to the Purchase Agreement for such Holder, with a copy to John E. Tucker, Esq., 825 3rd Ave. ,

14th Floor, New York, New York 10022, facsimile number (212) 541-4434, or at such other address as the Borrower or the Holder may designate by ten days advance written notice to the other parties hereto. A Notice of Conversion shall be deemed given when made to the Borrower pursuant to the Purchase Agreement.

     5.3 AMENDMENT PROVISION. The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

     5.4 ASSIGNABILITY. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns, and may be assigned by the Holder after written notice to Borrower.

     5.5 GOVERNING LAW. This Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York. Both parties and the individual signing this Note on behalf of the Borrower agree to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this Note.

     5.6 MAXIMUM PAYMENTS. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

     5.7 SECURITY INTEREST. The holder of this Note has been granted a security interest in certain assets of the Borrower more fully described in a Security Agreement.

     5.8 CONSTRUCTION. Each party acknowledges that its legal counsel participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other. The titles of the articles and sections of this Note are for convenience of reference only and are not to be considered in construing this Note.

     IN WITNESS WHEREOF, each Borrower has caused this Note to be signed in its name effective as of this 16th day of May, 2005.

                                  NESTOR, INC.


                                  By: /s/ Nigel P. Hebborn
                                     -------------------------------------------
                                       Nigel P. Hebborn
                                       Executive Vice President


WITNESS:


/s/Mary Ann Branin
-------------------------------
Mary Ann Branin
Executive Assistant

EXHIBIT A

                              NOTICE OF CONVERSION

           (To be executed by the Holder in order to convert the Note)


The undersigned  hereby elects to convert $_________ of the principal due on the
Note issued by NESTOR, INC. on May ___, 2005 into Shares of Common Stock of NESTOR, INC. (the "Borrower") according to the conditions set forth in such Note, as of the date written below.



Date of Conversion:
                   -------------------------------------------------------------



Shares To Be Delivered:
                       ---------------------------------------------------------


Signature:
          ----------------------------------------------------------------------


Print Name:
           ---------------------------------------------------------------------


Address:
        ------------------------------------------------------------------------

                                    EXHIBIT B

                        FORM OF REPAYMENT ELECTION NOTICE

To:      [HOLDER AT HOLDER'S ADDRESS]

     Pursuant to Section 2.1 of the Note of Nestor, Inc. issued on July __, 2003, we hereby notify you that we are irrevocably electing to repay the outstanding Monthly Amount (as defined in the Note) due on the Repayment Date (as defined in the Note) which occurs on ______, 20__ (CHECK ONE):

          _____ In full in cash on such Repayment Date.

          _____In full in shares of the  Borrower's  Common  Stock  within three
(3) trading days following such Repayment Date.

          _____In part in cash in the amount of $______ on such Repayment Date, and in part in shares of the Borrower's Common Stock (in the amount of _________ shares) within three (3) trading days following such Repayment Date.



                                         Nestor, Inc.

                                         By:
                                            ------------------------------------
                                            Name:
                                            Title: